UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Buffalo Wild Wings, Inc.

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EXPLANATORY NOTE

Set forth below is a communication first published, sent or given by Buffalo Wild Wings, Inc. on January 10, 2018.

Home Office meeting 1/10/2018

Paul brown CEO, Arby’s Restaurant Group

TEAM INSPIRE: overall guiding principles Maintain commitment to service excellence and the integrity of each brand Move quickly and prudently; sequencing decisions and initiatives for optimal productivity and efficiency Prioritize initiatives and activities required to minimize distractions and ensure a seamless transition at the restaurant level Communicate in an open and timely fashion, with consistent and unified messaging to all stakeholders We will closely collaborate throughout the process, working together to plan and execute the integration, ensuring we are inclusive and respectful of both organizations people OVERALL LEADERSHIP

TEAM INSPIRE: overall guiding principles Retain the best talent from both organizations and attract best-in-class talent for any open roles Ensure the company emerges with cultural alignment, retaining the strengths of our brands and companies today Use value-driven approach, prioritizing highest value levers to maximize our combined platform to the benefit of both brands Make fact-based and objective decisions Ensure commitment to decisions and process. No ad-hoc changes Adhere to a systematic process, track metrics rigorously and over-manage Use a clean team process as necessary to ensure compliant information sharing pre-close APPROACH

TEAM INSPIRE: overall guiding principles Commit to clear and open communication – no surprises Achieve substantial value within year of close with a disciplined and methodical approach Choose "best available" solutions, but also consider where upgrades/changes are needed to support long-term vision Encourage listening at all levels to align to a common operating model (systems, processes, and methodologies), using this opportunity to step-change how support services are delivered Optimize the design of each function (e.g., digital, operations) to meet needs of the combined company and support our future ambitions for growth and industry-leading innovation Communicate and execute organizational structure changes as soon as possible, and no later than within 6 months of close, unless a compelling exception Identify key areas to invest to build differentiation and adapt priorities accordingly APPROACH

Team Inspire: Program structure with Functional Teams Integration Leader Integration Management Office (IMO) Steering Committee Platform Teams Synergies & Functional Integration Program Management Culture & Change Operating Model & Org of Future Day 1 Planning Teams (will ultimately kick off full Functional Integration Teams to own integration and opportunities) CT Marketing / Strategy IT / Digital HR / People Real Estate / Development Operations Supply Chain / Procurement Finance Legal Communications

Terminology we will be using to explain the organization design CEO Layer 1 Layer 2 CFO CMO CHRO Layer 3 VP Marketing VP Marketing Dir. Marketing

KEY DATES Week of 1/22: Layer 2 Announced to Organization 2/5: Anticipated Closure and Signing of Deal Week of 2/12: Layer 3 (Layer 4 in brands) Announced to Organization Week of 3/26: Organizational Design Complete and Communicated

Disclaimers Cautionary Note Regarding Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, (e) all or part of Arby’s financing may not become available, and (f) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Buffalo Wild Wings, Inc. (“BWW”) from specifically enforcing the obligations of Arby’s Restaurant Group, Inc. (“ARG”) under the merger agreement or recovering damages for any breach by ARG; (2) the effects that any termination of the merger agreement may have on BWW or its business, including the risks that (a) BWW’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring BWW to pay ARG a termination fee of $74 million, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on BWW and its business, including the risks that as a result (a) BWW’s business, operating results or stock price may suffer, (b) BWW’s current plans and operations may be disrupted, (c) BWW’s ability to retain or recruit key employees may be adversely affected, (d) BWW’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) BWW’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on BWW’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against BWW and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of BWW’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports that BWW has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither ARG nor BWW assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law. Additional Information and Where to Find It; Participants in the Solicitation In connection with the proposed merger, BWW has filed and will file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including the definitive proxy statement on Schedule 14A filed with the SEC on December 28, 2017. The definitive proxy statement, any other relevant documents, and all other materials filed with the SEC concerning BWW are (or, when filed, will be) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the definitive proxy statement and any other relevant documents that BWW files with the SEC when they become available before making any voting decision because they will contain important information. This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. BWW, its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger. Information regarding the names of such persons and their respective interests in the merger, by securities holdings or otherwise, are set forth in the definitive proxy statement.